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                                                                       EXHIBIT B

                                  SCHEDULE 13D
                             JOINT FILING AGREEMENT


         AGREEMENT dated as of May 12, 1998 among John M. Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk, Katherine McKay Belk, Katherine Belk
Morris and Leroy Robinson (collectively, the "Filing Persons").

         WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13d(1) of the Securities Exchange Act of 1934, as amended (the "Act"), the parties hereto have decided to satisfy their filing obligations under the Act by a single joint filing;

         NOW, THEREFORE, the undersigned do hereby agree as follows:

         1. The Schedule 13D ("Schedule 13D") with respect to Belk, Inc., the form of which is attached hereto as Exhibit A, is filed on behalf of the Filing Persons. Each of the Filing Persons authorizes Thomas M. Belk, Jr. to file the Schedule 13D on behalf of the Filing Persons.

         2.       Each of the Filing Persons is responsible for the
completeness and accuracy of the information concerning such person or entity contained therein; provided that each person or entity is not responsible for the completeness or accuracy of the information concerning any other person or entity making such filing.
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     IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first written above.

                                              JOHN M. BELK

                                              /s/ JOHN M. BELK


                                              THOMAS M. BELK, JR.

                                              /s/ THOMAS M. BELK, JR.


                                              H.W. MCKAY BELK

                                              /s/ H.W. MCKAY BELK


                                              JOHN R. BELK

                                              /s/ JOHN R. BELK


                                              KATHERINE MCKAY BELK

                                              /s/ KATHERINE MCKAY BELK


                                              KATHERINE BELK MORRIS

                                              /s/ KATHERINE BELK MORRIS


                                              LEROY ROBINSON

                                              /s/ LEROY ROBINSON